Exhibit 10.3                                                      Execution Copy
                                                                  --------------

                            NON-COMPETITION AGREEMENT
                            -------------------------

     This NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of August 1, 2002 by and between Rainmaker Software, Inc., a Delaware corporation (the "Purchaser") and Harry W. Margolis, an individual residing at 27 Stonebrier Way, Frisco, Texas 75034 ("Margolis"). This Agreement is being entered into pursuant to Section 6.11 of that certain Agreement and Plan of Merger dated as of January 3, 2002 (the "Merger Agreement") by and among the Purchaser, ASA International Ltd. and CompuTrac, Inc. (the "Company"). For purposes of this Agreement, the business conducted by each of the Purchaser, the Company and ASA International Ltd., consisting primarily of selling software and related equipment and services to law firms and other providers of legal services, is sometimes hereinafter referred to as the "Business". Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     Margolis agrees that for a period of three (3) years from the date hereof, Margolis shall not directly or indirectly, whether for himself or any company or entity by which he may be employed or with which he is otherwise affiliated:

     (a) Call upon, divert, influence or solicit, or attempt to call upon, divert, influence or solicit any employee or customer of the Business;

     (b) Divulge any names and addresses of or any information concerning any employee or customer of the Business, except as personal references for Margolis under such circumstances as would not reasonably be expected to have a material adverse effect on the Business;

     (c) Disclose any information or knowledge relating to the Business that is not in the public domain, including but not limited to methods of conducting the Business, to any person, persons, firms, corporations, or other entities unaffiliated with the Company or the Purchaser for any reason or for any purpose whatsoever;

     (d) Carry on, or own, manage, operate, control, be employed by, at any level, participate in or be connected in any manner with any person, firm or corporation that carries on, business in direct competition with the Business. For the purpose of this agreement, the term "in direct competition" shall mean any person, firm or corporation selling software to law firms, lawyers, in-house legal departments and other providers of legal services; or

     (e) Hire, solicit for employment, or engage as a consultant, directly or indirectly, any individual who is, or has been within the preceding twelve months, an employee of or consultant to either the Purchaser or the Company.

The restrictive covenants contained herein are intended to apply throughout the world.

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
     Margolis acknowledges that the restrictions contained herein, in view of the nature of the business in which the Purchaser is engaged, are reasonable and necessary in order to protect the legitimate interests of the Purchaser, and that any violation thereof could result in irreparable injuries to the Purchaser. Margolis acknowledges that, in the event of a breach or threatened breach of the restrictions herein, the Purchaser shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining Margolis from any violation of the foregoing.

     Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies available for such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, from Margolis.

     Margolis acknowledges its intention that the Purchaser shall have the broadest possible protection of the value of the business of Purchaser in the trade area set forth above consistent with public policy, and it will not violate the intent of the parties if any court of competent jurisdiction should determine, in an appropriate decree, that, consistent with established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of the aforesaid covenant.

     As full consideration for Margolis entering into and agreeing to be bound by the provisions of this Agreement, upon the execution hereof the Purchaser shall pay to Margolis the sum of $275,000.

     This Agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Purchaser and shall be enforceable against and inure to the benefit of the successors and assigns of the Margolis. Margolis acknowledges that his execution of this Agreement is a condition precedent to the Closing of the Merger, and that the Purchaser is relying upon this Agreement in entering into and completing the transactions contemplated by the Merger Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law rules.

     This Agreement may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

                          [Next Page is Signature Page]


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         IN WITNESS WHEREOF, the Purchaser and Margolis have each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the date first above written.

                                            RAINMAKER SOFTWARE, INC.


                                            By:        /s/Terrence C. McCarthy
                                                   --------------------------

                                            Name:      Terrence C. McCarthy
                                                   --------------------------
                                            Title:     Vice President
                                                   --------------------------


                                                   /s/Harry W. Margolis
                                                   --------------------
                                                   Harry W. Margolis


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